Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2008 (May 28, 2009 as to the first paragraph under the Recent Accounting Pronouncements heading in Note 1, the second paragraph under the Financial Instruments and Market Risks heading in Note 1, the fifth paragraph under the Dispositions heading in Note 2, the first paragraph in Note 6, the first, second and third paragraphs in Note 7 and the fifth paragraph in Note 9) (August 21, 2009 as to the first paragraph under the Reclassifications heading in Note 1) relating to the 2007 and 2006 consolidated financial statements (including retrospective adjustments to the 2007 and 2006 consolidated financial statements and financial statement disclosures) of Sonic Automotive, Inc. (which report on the consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs regarding the adoption of the provisions of FASB Interpretation No. 48 Accounting for Uncertainty in Income Taxes as of January 1, 2007, the application of the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements in 2006, the adoption of Statement of Financial Accounting Standards No. 123 (R), Share-Based Payment, and the adoption of FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), and for the adoption of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities), appearing in Sonic Automotive, Inc.’s Current Report on Form 8-K dated August 21, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

September 9, 2009